Registrant incorporates by reference the following documents:

Declaration of Trust. Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its Registration Statement dated January 28, 1997.

Current  Bylaws.   Incorporated  by  reference  to  Registrant's   Pre-Effective
Amendment No. 2 to its Registration Statement dated January 28, 1997.

Instruments Defining Rights of Security Holders. Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its Registration Statement dated January 28, 1997.

Investment Advisory Agreement and Amendments thereto. Incorporated by reference to Registrant's Post-Effective Amendment No. 3 to its Registration Statement dated February 27, 1998 and Incorporated by reference to Registrant's Post-Effective Amendment No. 10 to its Registration Statement dated August 25, 2000.

BNY Investment Advisors Sub-Advisory Agreement. Incorporated by reference to Registrant's Post-Effective Amendment No. 15 to its Registration Statement dated March 26, 2003.